Exhibit 99.1

American Battery Technology Company Announces Record Breaking Revenue as it Ramps Manufacturing of Critical Minerals and Publishes its Second Quarter Fiscal 2026 Financial Results

Quarterly revenue increases over 1,300% YOY while total operating expenses decrease 24% YOY, as company continues to ramp and streamline operational efficiencies

Reno, Nev., February 6, 2026 — American Battery Technology Company (ABTC) (NASDAQ: ABAT), an integrated battery critical minerals company that is commercializing its internally-developed technologies for both primary critical minerals manufacturing and secondary critical mineral recycling, released its financial results for the second quarter of its fiscal year (FY) 2026, which ended on December 31, 2025.

The company reported that manufacturing operations at its facilities expanded significantly, and that it generated more revenue in this quarter than in the previous four quarters combined. The company also reported that for the first time, its combined revenue from operations and income from interest were greater than its cash cost of goods sold (a non-GAAP measure1), achieving a key cash flow milestone as it continues to ramp operations at its facilities and implement operational efficiencies.

Financial Highlights, Q2 Fiscal Year 2026:

●	$5.1 million: Combined revenue and interest income for FYQ2

○	$4.8M revenue from operations for the quarter
○	$0.3M income from interest for the quarter

●	$4.9 million: Cash cost of goods sold (cash-COGS1) for FYQ2

○	Total $6.4M cost of goods sold (COGS), which includes non-cash costs of $1.1M depreciation expense and $0.4M of stock-based compensation

●	$48.7 million cash: Company cash balance as of end of quarter

○	Significant exercises of warrants by existing investors during quarter
○	Includes $47.9M in unrestricted and $0.8M in restricted cash

●	$0.0 million debt: Company currently holds zero debt

“We are extremely proud that as we have successfully ramped throughput and implemented operational efficiencies at our critical mineral facilities, that we have now for the first time completed a quarter where our revenue from operations and interest income are greater than the cash cost of goods sold1,” said American Battery Technology Company CEO Ryan Melsert. “We have also engaged with the investment community to increase our cash balance to one of its highest levels in years to facilitate the further expansion of our current facilities and the groundbreaking of new ones.”

A reconciliation of COGS (GAAP) to cash-COGS (non-GAAP), for the three months ended December 31, 2025

Description	Amount ($M)
Cost of Goods Sold (GAAP)	6.4
Less: Depreciation Expense	(1.1)
Less: Stock-Based Compensation	(0.4)
Cash Cost of Goods Sold (Non-GAAP)	4.9

Description	Amount ($M)
Revenue	4.8
Cash Cost of Goods Sold (Non-GAAP)	4.9
Adjusted Gross Margin	(0.1)

Battery Recycling Highlights: Driving Revenue Growth and Operational Efficiencies

●	The company’s recycling operations achieved significant revenue growth this quarter, driven by increased processing volumes from high-value feed materials including batteries from Battery Energy Storage Systems (BESS), end-of-life electric vehicles, and consumer electronics

●	The simultaneous streamlining of operational efficiencies allowed for significant improvement in gross margin and the improvement of cash flow

●	Positioned as one of the few recyclers in the Western U.S capable of handling CERCLA-classified waste, ABTC’s Nevada lithium-ion battery recycling facility, permitted by the EPA in the spring of 2025 under CERCLA, is now a key driver of revenue growth, recycling high-value critical minerals and materials including BESS end-of-life and damaged batteries

●	ABTC has accelerated the design and commercialization of its second battery recycling facility, to be constructed in the Southeast US with approximately five-fold the capacity of its first recycling facility

○	The company has progressed several new supply chain agreements with strategic OEM partners to facilitate the supply and offtake of material for this facility

Primary Lithium from Claystone Manufacturing Highlights: Securing a Domestic Supply Chain

●	ABTC’s Tonopah Flats Lithium Project (TFLP) continues to secure its position as a cornerstone of the domestic lithium supply chain critical to securing and sourcing new critical mineral resources for the U.S., driving long-term revenue potential for the company

●	Designated as a Fast-41Transparency Priority Project and subsequently upgraded to a full Covered Project in accordance with President Trump’s March 20th Executive Order “Immediate Measures to Increase American Mineral Production, the TFLP benefits from streamlined federal permitting efforts, accelerating its path to commercialization of a new U.S. lithium resource and domestic production of critical mineral lithium hydroxide (LiOH)

●	The company achieved a critical milestone by completing and submitting all baseline studies for the National Environmental Policy Act (NEPA) review process, a two-year effort involving over 40 regulatory agencies and stakeholders across 21 study areas

●	In October 2025, ABTC published the Pre-Feasibility Study (PFS) for its Tonopah Flats Lithium Project, detailing the technical and financial roadmap for commercialization of this domestic-US critical mineral lithium mine and refinery. The study supports the project’s robust economic potential and potential strategic importance as a cornerstone of the domestic critical mineral lithium supply chain.

○	Projected production of 30,000 tonnes per year of lithium hydroxide monohydrate (LHM), with project economics calculated for a 45-year life-of-mine
○	After-tax NPV at 8% of $2.57 billion and IRR of 21.8%, underscoring its financial viability
○	Highly competitive production cost of $4,307 per tonne, representing a 9.2% reduction from the Company’s April 2024 Initial Assessment
○	Total TFLP lithium resources (measured, indicated, and inferred) increased approximately 11% to 21.3 million tonnes LHM, and establishment of 2.73 million tonnes of proven (0.98) and probable (1.75) reserves

●	ABTC has successfully advanced its claystone-to-lithium hydroxide pilot plant and is now focused on scaling the pilot plant into a full-scale commercial refinery

●	The company has progressed into the development of its Definitive Feasibility Study, the final phase of engineering and analysis required to move the project into commercial production

About American Battery Technology Company

American Battery Technology Company (ABTC), headquartered in Reno, Nevada, has pioneered first-of-kind technologies to unlock domestically manufactured and recycled battery metals critically needed to help meet the significant demand from the electric vehicle, stationary storage, and consumer electronics industries. Committed to a circular supply chain for battery metals, ABTC works to continually innovate and master new battery metals technologies that power a global transition to electrification and the future of sustainable energy.

Inferred Resource

Inferred Mineral Resource is that part of a mineral resource for which quantity and grade or quality are estimated on the basis of limited geological evidence and sampling. The level of geological uncertainty associated with an Inferred Mineral Resource is too high to apply relevant technical and economic factors likely to influence the prospects of economic extraction in a manner useful for evaluation of economic viability. Because an Inferred Mineral Resource has the lowest level of geological confidence of all mineral resources, which prevents the application of the modifying factors in a manner useful for evaluation of economic viability, an Inferred Mineral Resource may not be considered when assessing the economic viability of a mining project, and may not be converted to a mineral reserve.

Indicated Resource

Indicated Mineral Resource is that part of a mineral resource for which quantity and grade or quality are estimated on the basis of adequate geological evidence and sampling. The level of geological certainty associated with an Indicated Mineral Resource is sufficient to allow a qualified person to apply modifying factors in sufficient detail to support mine planning and evaluation of the economic viability of the deposit. Because an Indicated Mineral Resource has a lower level of confidence than the level of confidence of a Measured Mineral Resource, an Indicated Mineral Resource may only be converted to a Probable Mineral Reserve.

Measured Resource

Measured Mineral Resource is that part of a mineral resource for which quantity and grade or quality are estimated on the basis of conclusive geological evidence and sampling. The level of geological certainty associated with a Measured Mineral Resource is sufficient to allow a qualified person to apply modifying factors, as defined in this section, in sufficient detail to support detailed mine planning and final evaluation of the economic viability of the deposit. Because a Measured Mineral Resource has a higher level of confidence than the level of confidence of either an Indicated Mineral Resource or an Inferred Mineral Resource, a Measured Mineral Resource may be converted to a Proven Mineral Reserve or to a Probable Mineral Reserve.

Mineral Reserve

Mineral Reserve is an estimate of tonnage and grade or quality of indicated and measured mineral resources that, in the opinion of the qualified person, can be the basis of an economically viable project. More specifically, it is the economically mineable part of a measured or indicated mineral resource, which includes diluting materials and allowances for losses that may occur when the material is mined or extracted.

Probable Mineral Reserve

Probable Mineral Reserve is the economically mineable part of an indicated and, in some cases, a measured mineral resource.

Proven Mineral Reserve

Proven Mineral Reserve is the economically mineable part of a measured mineral resource and can only result from conversion of a measured mineral resource.

Pre-Feasibility Study

A Preliminary Feasibility Study (or Pre-Feasibility Study) is a comprehensive study of a range of options for the technical and economic viability of a mineral project that has advanced to a stage where a qualified person has determined (in the case of underground mining) a preferred mining method, or (in the case of surface mining) a pit configuration, and in all cases has determined an effective method of mineral processing and an effective plan to sell the product. A Pre-Feasibility Study includes a financial analysis based on reasonable assumptions, based on appropriate testing, about the modifying factors and the evaluation of any other relevant factors that are sufficient for a qualified person to determine if all or part of the Indicated and Measured Mineral Resources may be converted to mineral reserves at the time of reporting. The financial analysis must have the level of detail necessary to demonstrate, at the time of reporting, that extraction is economically viable. A Pre-Feasibility Study is less comprehensive and results in a lower confidence level than a feasibility study. A Pre-Feasibility study is more comprehensive and results in a higher confidence level than an Initial Assessment.

Initial Assessment

An Initial Assessment is a preliminary technical and economic study of the economic potential of all or parts of mineralization to support the disclosure of mineral resources. The Initial Assessment must be prepared by a qualified person and must include appropriate assessments of reasonably assumed technical and economic factors, together with any other relevant operational factors, that are necessary to demonstrate at the time of reporting that there are reasonable prospects for economic extraction. An Initial Assessment is required for disclosure of mineral resources but cannot be used as the basis for disclosure of mineral reserves. An Initial Assessment is preliminary in nature and includes Inferred Mineral Resources that are considered too speculative geologically to have the economic considerations applied that would enable them to be classified as mineral reserves. There is no certainty that the economic results of an initial assessment will be realized. The mineral resource estimates presented in the ABTC Tonopah Flats Initial Assessment were performed by third-party, qualified person RESPEC, LLC and were classified by geological and quantitative confidence in accordance with the Securities and Exchange Commission (SEC) Regulation S-K 1300.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are “forward-looking statements.” Although the American Battery Technology Company’s (the “Company”) management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. Forward looking statements include, among other things, statements concerning: offtake agreements with customers; the Company’s future sales of products to customers, including the amounts, timing, and types of products included within those sales; potential loans, grants, and debt financing arrangements, including due diligence, the amount and type of debt, its syndication, and the schedule for closing; the scale of the battery recycling operations; the anticipated production from the integrated pilot facility; the scale, construction, and operation of the battery recycling operations, integrated pilot facility, Tonopah Flats Lithium Project, and commercial lithium mine and refinery; and the costs, schedules, production and economic projections associated with the foregoing. These forward-looking statements involve a number of risks and uncertainties, which could cause the Company’s future results to differ materially from those anticipated. Potential risks and uncertainties include, among others, risks and uncertainties related to the Company’s ability to continue as a going concern; interpretations or reinterpretations of geologic information, unfavorable exploration results, inability to obtain permits required for future exploration, development or production, general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; fluctuating mineral and commodity prices, final investment approval and the ability to obtain necessary financing on acceptable terms or at all. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended June 30, 2025. The Company assumes no obligation to update any of the information contained or referenced in this press release.

1NON-GAAP FINANCIAL MEASURES

To supplement its financial information, the Company has presented, and/or may discuss on the conference call, adjusted measures. All adjusted measures are non-GAAP financial measures, as defined in Regulation G of the Securities Exchange Act of 1934, as amended. The Company reports its financial results in compliance with GAAP but believes that also discussing non-GAAP measures provides investors with (i) financial measures the Company uses in the management of its business and (ii) additional, meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance and are not representative or indicative of its results of operations. The quantitative reconciliations of non-GAAP measures to the most comparable GAAP measures are included in the accompanying schedules. Non-GAAP measures should not be considered a substitute for financial measures presented in accordance with GAAP.

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American Battery Technology Company

Media Contact:

Tiffiany Moehring

tmoehring@batterymetals.com

720-254-1556

AMERICAN BATTERY TECHNOLOGY COMPANY

Unaudited Condensed Consolidated Balance Sheets

	December 31, 2025	June 30, 2025
ASSETS

Cash	$47,894,544	$7,474,304
Accounts receivable	4,169,522	2,799,603
Inventory (Note 4)	284,701	408,147
Grants receivable (Note 5)	450,048	244,238
Prepaid expenses and other	5,702,685	2,884,899
Subscription receivable	-	925,077
Restricted cash	800,000	5,000,000
Assets held-for-sale (Note 7)	3,752,344	9,795,842

Total current assets	63,053,844	29,532,110

Property and equipment, net (Note 6)	50,394,349	45,469,853
Mining properties (Note 8)	8,892,707	8,392,977
Intangible assets (Note 9)	766,694	766,694
Right-of-use asset (Note 12)	234,883	296,157

Total assets	$123,342,477	$84,457,791

LIABILITIES & STOCKHOLDERS’ EQUITY

Accounts payable and accrued liabilities (Note 10)	$4,113,407	$5,822,987
Operating lease liability	123,421	115,863
Notes payable (Note 11)	-	7,729,755

Total current liabilities	4,236,828	13,668,605

Operating lease liability, long-term	126,994	190,163

Total liabilities	4,363,822	13,858,768

STOCKHOLDERS’ EQUITY

Common Stock Authorized: 250,000,000 common shares, par value of $0.001 per share; Issued and outstanding: 131,033,324 and 97,398,519 common shares as of December 31, 2025 and June 30, 2025, respectively	131,030	97,396

Additional paid-in capital	398,519,119	329,667,507
Common stock issuable	-	925,077
Accumulated deficit	(279,671,494)	(260,090,957)

Total stockholders’ equity	118,978,655	70,599,023

Total liabilities and stockholders’ equity	$123,342,477	$84,457,791

AMERICAN BATTERY TECHNOLOGY COMPANY

Unaudited Condensed Consolidated Statements of Operations

	Three months ended December 31, 2025	Three months ended December 31, 2024	Six months ended December 31, 2025	Six months ended December 31, 2024
Revenue	$4,759,831	$332,440	$5,697,420	$534,400
Cost of goods sold	6,359,208	3,305,743	10,813,439	5,848,384
Gross loss	(1,599,377)	(2,973,303)	(5,116,019)	(5,313,984)

Expenses:
General and administrative	$3,909,374	$7,673,022	$7,537,501	$12,682,863
Research and development	3,817,635	2,919,865	6,515,274	4,952,000
Exploration costs	548,100	234,568	839,051	655,075
Total operating expenses	8,275,109	10,827,455	14,891,826	18,289,938

Net loss before other income (expense)	(9,874,486)	(13,800,758)	(20,007,845)	(23,603,922)

Other income (expense)
Interest income (expense)	312,089	597	305,620	(3,978)
Amortization and accretion of financing costs	-	(732,197)	(307,428)	(1,904,546)
Change in fair value of derivative liability	-	-	-	705,184
Loss on debt extinguishment	-	-	-	(675,648)
Loss on private placement	-	-	-	(567,161)
Change in fair value of liability-classified financial instruments	-	1,116,388	-	875,100
Other income	281,426	15,464	429,116	79,896
Total other income (expense)	593,515	400,252	427,308	(1,491,153)

Net loss	$(9,280,971)	$(13,400,506)	$(19,580,537)	$(25,095,075)

Net loss per share, basic and diluted	$(0.07)	$(0.18)	$(0.16)	$(0.35)
Weighted average shares outstanding	129,287,997	75,315,210	120,761,542	72,123,576